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                                                                      EXHIBIT 21

                                                     JURISDICTION OF
SUBSIDIARIES OF REGISTRANT                           INCORPORATION/ORGANIZATION

eLoyalty Europe Holding Corporation                  Delaware

eLoyalty International Holding, Inc.                 Illinois

Geising International Ltd.                            New York

eLoyalty (UK) Limited                                 United Kingdom

eLoyalty Deutschland GmbH                             Germany

eLoyalty (Switzerland) Ltd.                           Switzerland

TSC Europe GmbH                                       Switzerland

eLoyalty (France) SARL                                France

eLoyalty Corporation (Australia) Pty. Ltd.            Australia

eLoyalty (Canada) Corporation                         Canada